Exhibit 15.2
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated May 8, 2007 on our review of interim financial information of Valeant Pharmaceuticals International (the “Company”) for the three month periods ended March 31, 2007 and 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007 is incorporated by reference in its Registration Statements on Form S-3 (File No. 333-122904) and on Form S-8 (No. 33-56971, 333-81383, 333-73098, 333-85572, 333-109877 333-109879, and 333-142651).
Very truly yours,
PricewaterhouseCoopers LLP